UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(703) 287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2012 Executive Cash Performance Bonus Plan

On March 7, 2012, the Performance Subcommittee of the Compensation Committee of the Board of Directors (the “Subcommittee”) of Iridium Communications Inc. (the “Company”) approved the terms of the 2012 Executive Cash Performance Bonus Plan (the “Bonus Plan”), operating under and as part of the Company’s 2009 Stock Incentive Plan.

Executives of the Company who are (i) employed during the 2012 calendar year (the “Performance Period”), (ii) at the level of Executive Vice President or above and subject to Section 16 of the Securities Exchange Act of 1934, and (iii) regular employees of the Company through the date the bonus is paid are eligible to participate in the Bonus Plan. Pursuant to the Bonus Plan, each participant is eligible to receive an incentive bonus (the “Bonus Award”) calculated in part by reference to a “Target Bonus Award” determined for such participant by the Compensation Committee of the Board of Directors or the Subcommittee (which we refer to together as the “Committee”). The Target Bonus Award is calculated by multiplying the participant’s base salary earned during the Performance Period by a Committee-approved target bonus percentage. Under the Bonus Plan, the Committee will establish a “Threshold Goal” for the Performance Period, which is a minimum performance threshold that must be achieved before participants may earn any Bonus Award. If the Threshold Goal is not achieved, no payments are made under the Bonus Plan. If the Threshold Goal is achieved, each participant is eligible to earn a “Maximum Bonus Award” as determined by the Committee, which will not exceed 200% of such participant’s Target Bonus Award, up to a maximum of $2,000,000. The Maximum Bonus Award is then subject to reduction based in part on whether the Company achieves one or more “Performance Goals” determined by the Committee.

On March 7, 2012, the Subcommittee established the Target Bonus Award and Maximum Bonus Award (each expressed as a percentage of earned base salary) under the Bonus Plan for each the Company’s principal executive officer, principal financial officer and other named executive officers, as set forth in the table below.

Officer	Title	Target Bonus Award	Maximum Bonus Award
Matthew J. Desch	Chief Executive Officer	90%	180%
Thomas J. Fitzpatrick	Chief Financial Officer	75%	150%
Gregory C. Ewert	Executive Vice President, Global Distribution Channels, Iridium Satellite	75%	150%
John M. Roddy	Executive Vice President, Global Operations and Product Development, Iridium Satellite	60%	120%
S. Scott Smith	Executive Vice President, Satellite Development and Operations	60%	120%

In connection with these Awards, the Subcommittee established a Threshold Goal equal to a specified percentage of the Company’s budgeted GAAP revenue target, as set forth in its 2012 annual operating plan. The Maximum Bonus Award for each participant is subject to reduction based on the Company’s achievement of the following Performance Goals, on a sliding scale matrix: (i) OEBITDA; (ii) Strategic Goals; (iii) Non-GAAP Revenue; and (iv) Net Subscribers for two of the Company’s product lines. If OEBITDA is less than a specified threshold amount, no payout is permitted. “OEBITDA” is defined as earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT), share-based compensation expenses, the impact of purchase accounting, and changes in the fair value of warrants. “Non-GAAP Revenue” is GAAP total revenue adjusted to exclude the impact of purchase accounting.

Any amounts paid under the Bonus Plan are subject to recoupment from participants in accordance with any clawback policy that the Company is required to adopt pursuant to applicable laws.

The description of the Bonus Plan contained herein is a summary of the material terms of the Bonus Plan, does not purport to be complete, and is qualified in its entirety by reference to the Bonus Plan. A copy of the Bonus Plan is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	2012 Executive Cash Performance Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: March 12, 2012	By:	/s/ Thomas J. Fitzpatrick
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer